Exhibit 23.1

Paritz & Company, P.A.	15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Musclepharm Corporation

4721 Ironton Street, Building A

Denver, Colorado 80239

Gentlemen:

We consent to the use in your Amendment No. 3 to Form 8-K/A of Musclepharm Corporation of our report dated March 29, 2013 relating to the financial statements of Biozone Pharmaceuticals, Inc. as of December 31, 2012 and 2011, and for the years then ended.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

March 17, 2014